BALDWIN & LYONS, INC.

                                         FORM 10-Q, EXHIBIT 11

                                   COMPUTATION OF EARNINGS PER SHARE

                                                Three Months Ended            Nine Months Ended
                                                   September 30                  September 30
                                           ---------------------------   ---------------------------
                                                2001           2000           2001           2000
                                            ------------   ------------   ------------   ------------

BASIC:
   Average number of shares
      Outstanding                            12,088,201     12,214,805     12,136,383     12,565,260
                                            ===========    ===========    ===========    ===========

      Net Income (loss)                    $(7,172,664)    $ 3,288,536    $ 2,647,565    $14,200,738
                                            ===========    ===========    ===========    ===========

      Per share amount                         $   (.59)       $   .27        $   .22        $  1.12
                                            ===========    ===========    ===========    ===========


DILUTED:
   Average number of shares
      Outstanding                            12,088,201     12,214,805     12,136,383     12,565,260
   Dilutive stock options--based on
      treasury stock method using
      average market price                       82,300         90,186         82,732         95,278
                                            -----------    -----------    -----------    -----------

      Totals                                 12,170,501     12,304,991     12,219,115     12,660,538
                                            ===========    ===========    ===========    ===========

      Net Income (loss)                    $(7,172,664)    $ 3,288,536    $ 2,647,565    $14,200,738
                                            ===========    ===========    ===========    ===========

      Per share amount                         $   (.59)       $   .27        $   .22        $  1.12
                                            ===========    ===========    ===========    ===========